Exhibit 99(e)








                      REPORT OF INDEPENDENT AUDITORS

Board of Directors
Newhouse Broadcasting Corporation

We have audited the accompanying balance sheets of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1994 and 1993, and the related statements of operations and divisional equity and cash flows for each of the three years in the period ended July 31, 1994. These financial statements are the responsibility of the division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries at July 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended July 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 1, 8 and 11 to the financial statements, effective August 1, 1993, the division adopted Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes."

                                   ERNST & YOUNG LLP


New York, New York
July 28, 1995